                                   BY - LAWS

                                      of

                     COYNE INTERNATIONAL ENTERPRISES CORP.
                     -------------------------------------

                                   ARTICLE I

                             Stockholders Meeting
                             --------------------



     Section 1.  Annual Meeting.  The annual meeting of the stockholders shall
                 --------------
be held on the fourth Friday of January each year at 10:30 o'clock A.M. in the forenoon, at the principal office of the corporation, or such places as the Board of Directors shall authorize. If such date shall be a legal holiday, the meeting shall be held on the next secular day following at the same hour.
Notice of such meeting shall be given by the Secretary as required by law, by serving personally or by mailing not less than ten days and not more than forty days previous to such meeting, postage prepaid, a copy of such notice, addressed to each stockholder of record. Any and all notices of such meeting may be waived by any stockholder by written waiver or by personal attendance thereat.

     Section 2.  Special Meetings.  Special meetings of stockholders for any
                 ----------------
purpose other than those regulated by statute may be called by a resolution of the majority of the Board of Directors upon ten days notice to each stockholder of record. Such notice shall be given by the Secretary and shall contain a statement of the business to be transacted at such meeting. It shall be served personally or sent by mail addressed to each stockholder of record at his last known Post Office Address.

                 The Board of Directors shall also in like manner call a special meeting of the stockholders whenever so requested in writing by stockholders representing not less than 50% of the capital stock of the Company.

                 The President may, in his discretion, call a special meeting of stockholders upon ten days notice by mail, addressed to the stockholders as their respective addresses appear upon the books of the corporation.

                 No business other than that specified in the call for the meetings shall be transacted at any special meeting of the stockholders. Notice of special meeting may be waived by any stockholder by written waiver or by personal attendance thereat.

     Section 3.  Voting.  Stockholders entitled to vote at meetings may do so in
                 ------
person or by proxy appointed by an instrument in writing subscribed by the stockholder or by his duly authorized attorney. Each stockholder shall be entitled to one vote for each share of voting stock registered in his name on the books of the Company. The Board of Directors is authorized to fix in advance by resolution a record date for the determination of the stockholders entitled to notice of and to vote at any meetings of stockholders.

     Section 4.  Quorum.  The holders of shares of any class, having voting
                 ------
power aggregating such number of the issued and outstanding shares of such class as may be required by the Certificate of Incorporation (or any amendments thereto then in effect) or, in the absence of such requirement, aggregating at least a majority of such shares, present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of any business or specified item of business, except as otherwise provided by statute. However, a lesser number when not constituting a quorum may adjourn a stated meeting to a date certain by giving 5 days written notice to the other stockholders of such adjourned meeting.

     Section 5.  Manner of Voting at Stockholders' Meeting.  At all meetings of
                 -----------------------------------------
stockholders, except as otherwise expressly provided by the Certificate of Incorporation (and any amendments thereto then in effect) or by statute, the voting shall be determined by a majority vote of the shares of capital stock present in person or by proxy, provided, however, that any qualified voter may demand a stock vote, and in that case, such stock vote shall immediately be taken. Except as otherwise expressly provided by statute or by these By-laws, all voting shall be viva voce except that stock vote shall be by ballot, each of which shall state the name of the stockholder voting and the number of shares of stock owned and voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

                                  ARTICLE II

                                   Directors
                                   ---------

     Section 1.  Number.  The affairs and the business of the company shall be
                 ------
managed by a Board of at least three (3) and not more than ten (10) directors who need not be stockholders of the Corporation. The number of directors shall, within the limits prescribed in this Section, be determined from time to time by resolution of the Board of Directors.

     Section 2.  How elected.  At the annual meeting the persons duly elected by
                 -----------
the votes cast at the election held thereat shall become the directors for the ensuing year.

     Section 3.  Term of Office.  The term of office of each of the directors
                 --------------
shall be until the next meeting of stockholders and thereafter until a successor be elected.

     Section 4.  Duties of Directors.  The Board of Directors shall have the
                 -------------------
control and general management of the affairs and business of the Corporation. Such directors shall in all cases act as a Board regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management of the Corporation as they may deem proper, not inconsistent with these By-laws and the laws of the State of New York, and in conformity with the Certificate of Incorporation and any amendments thereto then in effect.

     Section 5.  Directors' Meetings.  Regular meetings of the Board of
                 -------------------
Directors shall be held immediately following the annual meetings of stockholders. Special meetings of the Board of Directors may be called by the President in his discretion at any time and shall be called upon the written request of two directors.

                 Notice of special meetings of the Board of Directors shall be given by service upon each director in person or by mailing to him at his last known Post Office address, at least five days before the date therein designated for such meetings, including the day of mailing, a notice thereof specifying the time and place of such meeting.

                 In case of special meetings, such notice shall specify the business to be brought before the meeting and no business other than that specified in such notice shall be transacted at any special meeting.

                 Any and all notices of meeting may be waived by any director by written waiver or by personal attendance thereat.

                 At any meeting of the Board a lawful quorum, and the number of votes necessary for the transaction of business or any specified item of business thereat shall consist of such number of the directors as shall be specified in the Certificate of Incorporation (and amendments thereto then in effect) or, in the absence of such specification, a majority of the whole number of directors; but in the event of a quorum not being present, a lesser number may adjourn the meeting to some future time not more than twenty days later.

                 At all meetings of the Board of Directors each director is to have one vote, irrespective of the number of shares of stock of the Company that he may hold.

                 At any meeting at which every member of the Board of Directors shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

See Amendment Page B-1 (Stockholder - 3/26/75)  (Stockholder -1/27/78)

     Section 6.  Vacancies.  Whenever any vacancy shall occur in the Board of
                 ---------
Directors by death, resignation or otherwise, the same shall be filled without undue delay by a majority vote by ballot of the remaining members of the Board at a special meeting which shall be called for that purpose. Such special meeting shall be held within thirty days after the occurrence of such vacancy. The person so chosen shall hold office until his successor shall have been elected at a special or annual meeting of the stockholders. New places on the Board due to increases in the number of directors may be filled prior to any election by stockholders for a term lasting until such election by the vote of the majority of the Board of Directors.

     Section 7.  Removal of Directors.  Any one or more of the Directors may be
                 --------------------
removed, for cause, at any time by a vote of the stockholders holding a majority of the stock at any special meeting called for such purpose.

                                  ARTICLE III

                                   Officers
                                   --------

     Section 1.  Number of Officers.  The officers of the Company shall be a
                 ------------------
President, a Vice President, a Treasurer, a Secretary and an Assistant Secretary and any officer may hold more than one office, except that the office of President and Secretary shall not be held by the same person. The Board of Directors may appoint such other officers, agents and employees as in their sole discretion they shall deem advisable, who shall be subject to recall at all times by a majority vote of the Board of Directors.

     Section 2.  Election of Officers.  The officers of the Company shall be
                 --------------------
elected annually by the Board of Directors at its meeting held immediately after the annual meeting of stockholders and shall hold office for one year and until their successors have been duly elected and qualified.

     Section 3.  Removal of Officers.  Any officer may be removed at any special
                 -------------------
meeting of the Board called for that purpose at which a majority of the Directors are present.

     Section 4.  President.  The President shall when present preside at all
                 ---------
meetings of the Directors, unless the Board shall have elected a Chairman from their number, and act as temporary Chairman at and call to order all meetings of the stockholders, and regulate the order of business thereat, and he shall have power to call special meetings of the stockholders and directors for any purpose or purposes, appoint and discharge and fix the compensation, subject to the approval of the directors, of all employees and agents of the Company and fix their compensation, make and sign contracts and agreements in the name and behalf of the Company; he shall see that the books, reports, statements and certificates required by the statute under which this Company is organized or any other laws applicable thereto are properly kept, made and filed according to law; and he shall enforce these By-laws and generally do and perform all acts incident to the office of President or which are authorized or required by law.

     Section 5.  Vice President.  In the absence of or inability of the
                 --------------
President to act, the Vice President shall perform the duties of the President and shall perform such other functions as the Board of Directors may from time to time designate.

     Section 6.  The Secretary.  The Secretary, or Assistant Secretary, shall:
                 -------------

          (a) Keep the Minutes of the meetings of the Board of Directors and of the stockholders in appropriate books
          (b) Give and serve all notice of all meetings of the Company
          (c) Be custodian of the records and of the seal of the Company and affix the latter when required and may sign all certificates of stock not countersigned by the Treasurer
          (d) Keep the stock and transfer books in such a manner as to show at any time the amount of capital stock, the manner and the time the same was paid for, the names of the owners respective places of residence or their Post
               Office addresses, the number of shares owned by each of them and the time at which each person became owner, and keep such stock and transfer book open daily during the usual business hours at the office of the Company subject to the inspection of any person duly authorized, as prescribed by law
          (e) Lay before the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the Company, and attend to all correspondence incident to the office of Secretary.

     Section 7.  The Treasurer.  The Treasurer shall:
                 -------------

          (a) Have the care and custody of and be
               responsible for all the funds and
               securities of the Company and deposit
               of such funds and securities in the
               name of the Company in such a bank and
               safe deposit vaults as the Directors may designate
          (b) Exhibit at all reasonable times his books and accounts to any director or stockholder of the Company upon application at the office of the Company during business hours
          (c) Have the right to countersign all certificates of stock signed by the President or Vice President
          (d) Render a statement of the condition of the finances of the Company at each stated meet-ing of the Board of Directors if called upon to do so, and a full financial report at the annual meeting of the stockholders. He shall keep at the office of the Corporation books of account of all its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all duties pertaining to the office of Treasurer.

     Section 8.  Duties of Officers May be Delegated.  In the case of the
                 -----------------------------------
absence of any officer of the Corporation or for any reason that the Board may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or any director for the time being, provided a majority of the entire Board concur therein.

     Section 9.  Vacancies - How Filled.  Should any vacancy occur by death,
                 ----------------------
resignation or otherwise, the same shall be filled, without undue delay, by the Board of Directors at its next regular or at a special meting called for that purpose.

     Section 10. Compensation of Officers.   The officers shall receive such
                 ------------------------
salary or compensation as may be determined by the Board of Directors.

                                  ARTICLE IV

                             Certificates of Stock
                             ---------------------

          Section 1.  Issue of Certificate of Stock.    The President shall
                      -----------------------------
cause to be issued to each stockholder one or more certificates, under the seal of the Corporation, signed by the President (or Vice President) and the Treasurer (or Secretary) certifying the number of shares owned by him in the Corporation.

          Section 2.  Transfer of Shares.    The shares of stock of the
                      ------------------
Corporation shall be transferable only upon its books by the registered holders thereof in person or by their duly authorized attorneys or legal representatives, surrender of the old certificates to the Secretary, or to such other person as the Directors may designate, by whom they shall be cancelled and new certificates shall thereupon be issued. The Board of Directors shall have authority to fix in advance by resolution a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders.

          Section 3.  Lost Certificates.  If the holder of any stock shall lose
                      -----------------
the certificate thereof, he shall immediately notify the Company of the facts and the Board of Directors may then cause a new certificate to be issued to him subject to the deposit of a bond or other indemnity in such form and with such sureties, if any, as the Board may require.

                                   ARTICLE V

                                     Seal
                                     ----

               The seal of the Corporation shall be as follows:



                                  ARTICLE VI

                                   Dividends
                                   ---------

          The Board of Directors shall by vote declare dividends from the surplus of the Corporation as provided and permitted by law, whenever in their opinion the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

                                  ARTICLE VII

                            Negotiable Instruments
                            ----------------------

          All checks, notes or other negotiable instruments shall be signed on behalf of this Corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate.

                                 ARTICLE VIII

                                  Amendments
                                  ----------

          These By-laws may be amended, altered or added to by the vote of the Board of Directors of this Corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose, provided a quorum of the Directors is present at such regular or special meeting. These By-laws, and any amendments thereto and new By-laws added by the Directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders. Whenever any provision of these By-laws or any amendment thereto shall conflict with a provision in the Certificate of Incorporation (and any amendment thereto then in effect), the applicable provisions in such Certificate (so amended) shall prevail and control.

Amendment to By-laws - by Consent of Sole Shareholder of Voting Shares - March 26, 1975:


Section 5, Directors' Meetings, of Article II, Directors, is amended by the addition of the following paragraph at the end of the Section:

          "Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the Minutes of the proceedings of the Board or committee."


Amendment to By-Laws - by annual meeting of the Shareholder -January 27, 1978:


Section 5, Directors' Meetings, of Article II, Directors, is amended by the addition of the following paragraph at the end of the Section:


          "Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting."

                                      B-1